UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 2, 1997

STARNET COMMUNICATIONS INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

DELAWARE                                                 52-2027313
(State of incorporation) (Commission File Number)   (IRS Employer ID No.)

425 Carrall Street, Mezzanine Level
Vancouver, B.C., Canada                                    V6B 6E3
(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code: (604) 685-7619

(Former name or former address, if changed since last report)

                     N/A



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Item 9. Sales of Equity Securities Pursuant to Regulation S.

     (a) On December 2, 1997 the Registrant sold securities in the form of common shares and warrants (the "Securities") to seven separate sophisticated foreign investment groups for a total purchase price of $2,450,000. Each investor purchased 350,000 shares, with 350,000 warrants.

          (individually, the "Buyer", collectively, the "Buyers")

          There was no principal underwriter involved and the Registrant did not publicly offer any securities.

     (b) The total offering price for the Securities was $2,450,000. There was no underwriting discount.

     (c) The Registrant claimed exemption for the Securities from registration under the Securities Act of 1933 (the "Act") pursuant to Regulation S promulgated under the Act. The facts making the exemption from registration available are as follows thus making the offer and sale offshore transactions:

          1. The Buyers are not persons in the United States. The Buyers were organized under the laws of a foreign jurisdiction and were not formed by U.S. persons principally for the purpose of investing in securities not registered under the Act.
          2. At the time the buy orders were originated, by Buyers were outside the United States.
          3.   No directed selling efforts were made in the United States.
          4.   The Registrant is a reporting issuer.
          5. Offering restrictions applicable to Regulation S have been implemented.

     (d) The Securities sold were in the form of common shares with warrants. Each share was sold for $1.00, with no additional consideration being paid for the warrant, for a total of 2,450,000 common shares being sold.
          The terms and conditions of the warrant are as follows: For each share purchased, the Buyer is entitled to a single warrant which may be exercised, within one year, at $2.00. Each warrant exercised at $2.00 entitles the purchaser to one share of Common Stock, and a second warrant (the "Piggyback Warrant"). Each Piggyback Warrant may be exercised, within one year of the Piggyback Warrant being issued, at $4.00. The exercising of the Piggyback Warrant entitles the purchaser to one share of Common Stock only.

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               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date:     December 8, 1997

(Registrant) STARNET COMMUNICATIONS INTERNATIONAL INC.

By:       /s/ Christopher H. Zacharias
          -----------------------------------------------
          Christopher H. Zacharias Secretary